Exhibit 1.1
Provident Mortgage Capital Associates, Inc.
[     ] Shares
Common Stock
($0.01 par value per Share)
Underwriting Agreement
[•], 2012

Underwriting Agreement
[•], 2012
UBS Securities LLC
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
  as Managing Underwriters
c/o UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019
c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010-3629
c/o Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005
Ladies and Gentlemen:
          Provident Mortgage Capital Associates, Inc., a Maryland corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representatives, an aggregate of [     ] shares (the “Firm Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of the Company. In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional [     ] shares of Common Stock (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares are described in the Prospectus which is referred to below.
          The Company will be externally managed by PMF Advisors, LLC, a Delaware limited liability company (the “Manager”), pursuant to a management agreement between the Company and the Manager (the “Management Agreement”), which will be entered into on or before the Closing Date (as defined below). The Company will also enter into a Strategic Alliance Agreement (the “Strategic Alliance Agreement”) with Provident Funding Associates, L.P., a California limited partnership (“Provident”), which will be entered into on or before the Closing Date (as defined below). Each of the Company and the Manager is referred to herein as a “Transaction Entity” and collectively as the “Transaction Entities.”
          The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-11 (File No. 333-172672) under the Act, including a prospectus, relating to the Shares.

          Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof, (ii) any information contained in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430A or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act.
          The Company has furnished to you, for use by the Underwriters and by dealers in connection with the offering of the Shares, copies of one or more preliminary prospectuses relating to the Shares. Except where the context otherwise requires, “Preliminary Prospectus,” as used herein, means each such preliminary prospectus, in the form so furnished.
          Except where the context otherwise requires, “Prospectus,” as used herein, means the prospectus, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), or, if no such filing is required, the final prospectus included in the Registration Statement at the time it became effective under the Act, in each case in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the Shares.
          “Applicable Time,” as used herein, means [      ], New York City time, on [     ], 2012.
          “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B attached and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act) (each such road show, an “Electronic Road Show”). The Underwriters have not offered or sold and will not offer or sell, without the Company’s consent, any Shares by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.
          “Covered Free Writing Prospectuses,” as used herein, means (i) each “issuer free writing prospectus” (as defined in Rule 433(h)(1) under the Act), if any, relating to the Shares, which is not a Permitted Free Writing Prospectus and (ii) each Permitted Free Writing Prospectus.
          “Disclosure Package,” as used herein, means any Preliminary Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses listed on Schedule B hereto, if any, and the information included on Schedule C attached.
          As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,”

“hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.
          The Company has prepared and filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), a registration statement (as amended, the “Exchange Act Registration Statement”) on Form 8-A (File No. 001[ ]) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the class of securities consisting of the Common Stock.
          The Company and the Underwriters agree as follows:
     1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 10 hereof, in each case at a purchase price of $[        ] per Share. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine. In addition, in connection with the sale of the Firm Shares, the Manager agrees to pay to UBS Securities LLC (“UBS”), for the account of the Underwriters, an amount equal to $[        ] per share for each Firm Share purchased by the Underwriters (the “Firm Share Manager Payment”), and in connection with the sale of any Optional Shares, the Manager agrees to pay to UBS, for the account of the Underwriters, an amount equal to $[        ] per share for each Optional Share (the “Optional Share Manager Payment”).
          In addition, the Company hereby grants to the several Underwriters the option (the “Over-Allotment Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares. The Over-Allotment Option may be exercised by UBS on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the Over-Allotment Option is being exercised and the date and time when the Additional Shares are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor earlier than the second business day after the date on which the Over-Allotment Option shall have been exercised nor later than the tenth business day after the date on which the Over-Allotment Option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as UBS may determine to eliminate fractional shares), subject to adjustment in accordance with Section 10 hereof.
     2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer against delivery of the Firm Shares to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters and payment of the Firm Share Manager Payment shall be made to UBS, for the account of the Underwriters, by wire transfer of immediately available funds to a bank account designated by UBS. Such payment and delivery shall be made at 10:00 A.M., New York City time, on [ ], 2012 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 10 hereof) (the “Closing Date”). The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.” Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.
          Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office and time of day as the payment for the Firm Shares, including payment of the applicable Optional Share Manager Payment to UBS, for the account of the Underwriters. Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.
          Deliveries of the documents described in Section 8 hereof with respect to the purchase of the Shares shall be made at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP at One New York Plaza, New York, NY 10004, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.
     3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:
a.	the Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Shares; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission; the Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act;

b.	the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Act; the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Preliminary Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Act; as of the Applicable Time and at the time of purchase, the Preliminary Prospectus, dated [ ], 2012 (which is the most recent prospectus included in the Registration Statement distributed to investors generally) and the other information included in the items reflected on Schedule B hereto and the information set forth on Schedule C hereto, as then amended or supplemented, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of its date, the date that it is filed with the Commission, the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the earlier of the date of the Prospectus and the date the Prospectus is filed with the Commission and ends at the later of the time of purchase, the latest additional time of purchase, if any, and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares did or will the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date of such Permitted Free Writing Prospectus and ends at the time of purchase did or will any Permitted Free Writing Prospectus, when considered together with the Disclosure Package, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty in this Section 3.b with respect to any statement contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, such Preliminary Prospectus, the Prospectus or such Permitted Free Writing Prospectus;

c.	prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Preliminary Prospectuses and the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is accompanied or preceded by the most recent Preliminary Prospectus that contains a price range or the Prospectus, as the case may be, and that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the Preliminary Prospectus dated [ ], 2012 is a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act, including a price range where required by rule; the Company is not disqualified, by reason of the application of subsection (f) or (g) of Rule 164 under the Act to the Company, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Shares contemplated hereby is solely the property of the Company; the Company has caused there to be made available at least one version of a “bona fide electronic road show” (as defined in Rule 433 under the Act) in a manner that, pursuant to Rule 433(d)(8)(ii) under the Act, causes the Company not to be required, pursuant to Rule 433(d) under the Act, to file, with the Commission, any Electronic Road Show;

d.	as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the Disclosure Package, and, as of the time of purchase and any additional time of purchase, as the case may be, the Company had an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Preliminary Prospectuses and the Prospectus entitled “Capitalization” and “Description of Capital Stock” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus) (subject to, in the case of any additional time of purchase, the issuance of Additional

Shares to the Underwriters); all of the issued and outstanding shares of stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the Shares are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange (the “NYSE”);

e.	the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with full corporate power to own or lease, as the case may be, and operate its properties and conduct its business as described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein;

f.	the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and the Subsidiaries (as defined below) taken as a whole (a “Material Adverse Effect”);

g.	the Company has no subsidiaries (as defined under the Act) other than PMCA Asset I, LLC and PMCA Asset II, LLC (collectively, the “Subsidiaries”); the Company owns all of the issued and membership interests of each of the Subsidiaries; other than the membership interests of the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity; complete and correct copies of the charters and of the bylaws or other formation documents of the Company and each Subsidiary and all amendments thereto have been delivered to you, and, except as set forth in the exhibits to the Registration Statement, no changes therein will be made on or after the date hereof through and including the time of purchase or, if later, any additional time of purchase; each Subsidiary has been duly formed and organized and is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its formation or organization, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any; each Subsidiary is duly qualified to do business as a foreign limited liability company and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and are owned by the Company subject to no security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding;

h.	the Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; and, except as provided in the Registration Statement, the Preliminary Prospectus and the Prospectus, the Shares, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Maryland General Corporation Law or the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party;

i.	the authorized stock of the Company, including the Shares, conforms in all material respects to each description thereof, if any, contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any; and the certificates for the Shares are in due and proper form;

j.	this Agreement has been duly authorized, executed and delivered by the Company;

k.	the Management Agreement has been duly authorized, and on the Closing Date will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles;

l.	the Strategic Alliance Agreement has been duly authorized, and on the Closing Date will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles;

m.	the private placement purchase agreements (the “Private Placement Purchase Agreements”) between the Company and members of Provident’s senior management team, relating to the sale by the Company and the purchase of

[ ] shares of Common Stock for proceeds to the Company of $[ ] (the “Concurrent Private Placement”) has been duly authorized, and on the Closing Date will have been duly executed and delivered, by the Company and will constitute a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles;

n.	neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its respective charter or bylaws, certificate of formation or limited liability company agreement, as the case may be, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (E) any decree, judgment or order applicable to it or any of its properties, except as would not, individually or in the aggregate, have a Material Adverse Effect;

o.	the execution, delivery and performance of this Agreement, the Management Agreement, the Strategic Alliance Agreement and the Private Placement Purchase Agreements, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to) (A) the charter or bylaws of the Company or the certificate of formation or the limited liability company agreement of any of the Subsidiaries, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, the effect of which breach, violation or default under clause (B) could reasonably be expected to result in a Material Adverse Effect, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the

NYSE), or (E) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties, except as would not, individually or in the aggregate, have a Material Adverse Effect;

p.	no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), or approval of the stockholders of the Company, is required in connection with the execution of this Agreement, the Management Agreement, the Strategic Alliance Agreement and the Private Placement Purchase Agreements the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby, other than (i) registration of the Shares under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or (iii) under the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”);

q.	except as described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other class or series of stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other class or series of stock of or other equity interests in the Company and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares; no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other class or series of stock of or other equity interests in the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby;

r.	each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses, except such as could not have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or such Subsidiary, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

s.	there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company, any of the Subsidiaries or, to the Company’s knowledge, any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company or any Subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect or prevent or materially interfere with the consummation of the transactions contemplated hereby;

t.	Ernst & Young LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is included in the Registration Statement, the Preliminary Prospectuses and the Prospectus, are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board;

u.	the financial statements included in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, together with the related notes and schedules, present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; the other Company financial and statistical data contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, any Preliminary Prospectus or the Prospectus that are not included as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus;

v.	except as disclosed in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus, each stock option granted under any stock option plan of the Company or any Subsidiary (each, a “Stock Plan”) was granted with a per share exercise price no less than the fair market value per share of Common Stock on the grant date of such option, and no such grant involved any “back-dating,” “forward-dating” or similar practice with respect to the effective date of such grant; except as would not, individually or in the aggregate, have a Material Adverse Effect, each such option (i) was granted in compliance with applicable law and with the applicable Stock Plan(s), (ii) was duly approved by the board of directors (or a duly authorized committee thereof) of the Company or such Subsidiary, as applicable, and (iii) has been properly accounted for in the Company’s financial statements in accordance with U.S. generally accepted accounting principles and disclosed in the Company’s filings with the Commission;

w.	except as disclosed in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, subsequent to the respective dates as of which information is given, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iv) any change in the authorized stock or outstanding indebtedness of the Company or any Subsidiary or (v) any dividend or distribution of any kind declared, paid or made on the stock of the Company or any Subsidiary;

x.	the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of (i) each of its directors and “officers” (within the meaning of Rule 16a-1(f) under the Exchange Act), and (ii) and each shareholder named in Exhibit A-1 hereto;

y.	neither the Company nor any Subsidiary is, and at no time during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares will either of them be, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, neither of them will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

z.	commencing with its taxable year ending December 31, 2012, the Company has been organized in conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”), and the Company’s proposed method of operation as described in the Registration Statement, the Preliminary Prospectus and the Prospectus will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code. The Company intends to operate in a manner which would permit it to qualify and be taxed as a REIT under the Code;

aa.	the Company and each of the Subsidiaries have good and marketable title to all property (real and personal) described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, as being owned by any of them, free and clear of all liens, claims, security interests or other encumbrances, except such as do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or any Subsidiary; all the property described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such property by the Company or any Subsidiary;

bb.	each of the Company and the Subsidiaries owns or possesses all inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, as being owned or licensed by it or which is necessary for the conduct of, or material to, its businesses (collectively, the “Intellectual Property”), and the Company is unaware of any claim to the contrary or any challenge by any other person to the rights of the Company or any of the Subsidiaries with respect to the Intellectual Property; neither the Company nor any of the Subsidiaries has infringed or is infringing on the intellectual property of a third party, and neither the Company nor any Subsidiary has received notice of a claim by a third party to the contrary;

cc.	except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries;

dd.	the Company and the Subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of the Subsidiaries holds all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any Subsidiary under, or to interfere with or prevent compliance by the Company or any Subsidiary with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither of the Company nor any of the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

ee.	the Company and its Subsidiaries have filed all material required federal, state, local and foreign income and franchise tax returns in a timely manner and have paid all material taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles;

ff.	the Company and each of the Subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and each additional time of purchase, if any; neither the Company nor any Subsidiary has reason to believe that it will not be able to renew any such insurance as and when such insurance expires or obtain comparable coverage;

gg.	the Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

hh.	the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent registered public accountants and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all “significant deficiencies” and “material weaknesses” (as such terms are defined in Rule 1-02(a)(4) of Regulation S-X under the Act) of the Company, if any, have been identified to the Company’s independent registered public accountants and are disclosed in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; and the Company has taken all necessary actions to ensure that, upon and at all times after the filing of the Registration Statement, the Company and the Subsidiaries and their respective officers and directors, in their capacities as such, will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder;

ii.	all third-party statistical or market-related data included in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

jj.	neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”); and the Company, the Subsidiaries and, to the knowledge of the Company, its affiliates have instituted and maintain policies and procedures designed to ensure continued compliance therewith;

kk.	the operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and any other anti-money laundering law, rule or regulation applicable to the Company or the Subsidiaries (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

ll.	neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently the subject of any U.S. sanctions administered by OFAC;

mm.	no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus;

nn.	the issuance and sale of the Shares as contemplated hereby will not cause any holder of any shares of stock, securities convertible into or exchangeable or exercisable for stock or options, warrants or other rights to purchase stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company;

oo.	the Company has not received any notice from the NYSE regarding the delisting of the Common Stock from the NYSE;

pp.	except pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement;

qq.	none of the Company, any of the Subsidiaries or to the Company’s knowledge any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

rr.	to the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Preliminary Prospectuses and the Prospectus;

ss.	the statements in the Registration Statement, the Preliminary Prospectus and the Prospectus under the headings “Summary—Operating and Regulatory Structure—REIT Qualification,” “Risk Factors—Risks Related to our Taxation as a REIT,” “Capitalization,” “Business—Operating and Regulatory Structure—REIT Qualification” and “Material U.S. Federal Income Tax Considerations,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings; and

tt.	the statements in the Registration Statement, the Preliminary Prospectus and the Prospectus under the headings “Prospectus Summary—Our Manager and Provident,” “—Our Structure”, “—Management Agreement,” “—Our Strategic Alliance Agreement,” “—Conflicts of Interest,” “—Operating and Regulatory Structure—1940 Act Exemption,” “Business—Our Manager and Provident,” “—Operating and Regulatory Structure—1940 Act Exemption,” “—Regulations,” “Our Manager and our Management Agreement,” “Our Strategic Alliance Agreement,” “Our Management— Indemnification and Limitation of Liability,” “Certain Relationships and Related Transactions,” “Description of Stock,” “Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws” and “ERISA Considerations,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

In addition, any certificate signed by any officer of the Company and delivered to any Underwriter or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company or such Subsidiary, as the case may be, as to matters covered thereby, to each Underwriter.
     4. Representations and Warranties of the Manager. The Manager represents and warrants and agrees with each of the Underwriters that:
a.	the information regarding the Manager in the Registration Statement, the Preliminary Prospectus and the Prospectus as set forth on Schedule D hereto is true and correct in all material respects;

b.	the Manager has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware with full power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, to execute and deliver this Agreement;

c.	the Manager is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Manager (a “Manager Material Adverse Effect”);

d.	this Agreement has been duly authorized, executed and delivered by the Manager;

e.	the Management Agreement has been duly authorized, and on the Closing Date will have been duly executed and delivered by the Manager and will constitute a valid and binding agreement of the Manager enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles;

f.	the Manager is not in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its certificate of formation or limited liability company agreement, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, the effect of which breach or default under clause (B) could have a Manager Material Adverse Effect, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority, or (E) any decree, judgment or order applicable to it or any of its properties;

g.	the execution, delivery and performance of this Agreement and the Management Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Manager pursuant to) (A) any provision of the certificate of formation or the limited liability company agreement of the Manager, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Manager is a party or by which the Manager or any of its properties may be bound or affected, the effect of which could have a Manager Material Adverse Effect, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority, or (E) any decree, judgment or order applicable to the Manager or any of its properties;

h.	no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority, or approval of any member of the Manager, is required in connection with the execution of this Agreement and the Management Agreement, or the consummation of the transactions contemplated hereby and thereby, in each case on the terms contemplated by the Registration Statement, the Preliminary Prospectus and the Prospectus, except such as have already been obtained;

i.	the Manager has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct its business, except such as could not have a Manager Material Adverse Effect; the Manager is not in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Manager, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Manager Material Adverse Effect;

j.	there are no actions, suits, claims, investigations or proceedings pending or, to the Manager’s knowledge, threatened or contemplated to which the Manager or any of its directors or officers is or would be a party or of which any of its properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority, except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Manager, would not, individually or in the aggregate, have a Manager Material Adverse Effect or prevent or materially interfere with consummation of the transactions contemplated hereby; and

k.	the Manager is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder, from performing under the Management Agreement as contemplated by the Management Agreement and the Registration Statement, the Preliminary Prospectus and the Prospectus.
     5. Certain Covenants of the Company. The Company hereby agrees (and the Manager agrees with respect to subsection (j) hereof agrees):
a.	to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

b.	to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

c.	if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Shares may be sold, the Company will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as possible; and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules);

d.	to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Exchange Act Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or the Exchange Act Registration Statement, any Preliminary Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall, after discussion with the Company, object in writing;

e.	subject to Section 5.d hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares; and to provide you, for your review and comment, with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which you shall, after discussion with the Company, have objected in writing; and to promptly notify you of such filing;

f.	to advise the Underwriters promptly of the happening of any event known to the Company within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 5.d hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;

g.	to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than [ ], 2013;

h.	to furnish to you, one copy for each Managing Underwriter and one copy for Underwriters’ counsel, copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

i.	to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus;

j.	to pay all costs, expenses, fees and taxes (other than disbursements of counsel for the Underwriters, except as set forth under Section 7 hereof or in clause (iv) or (vi) below) in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares, if any, for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the

Underwriters and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the NYSE and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by FINRA, including the legal fees and filing fees and other disbursements of counsel to the Underwriters relating to FINRA matters, provided that the Company’s obligations under this clause (vi) to pay such fees and disbursements of counsel to the Underwriters shall be subject to a ceiling of $[•], (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show (other than the costs of first-class equivalent seats on any flights on such aircraft taken by employees of the Underwriters), (ix) the costs and expenses of qualifying the Shares for inclusion in the book-entry settlement system of the DTC, (x) the preparation and filing of the Exchange Act Registration Statement, including any amendments thereto, and (xi) the performance of the Company’s other obligations hereunder; provided, however, that the Company shall pay any such costs, expenses or fees in an aggregate amount up to 1.0% of the aggregate amount of gross proceeds from the sale of the Shares and the Concurrent Private Placement and the Manager shall pay any such costs, expenses or fees in excess thereof;

k.	to comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;

l.	to use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2012 and, unless the Board of Directors determines that it is no longer in the best interests of the Company or its stockholders to maintain the Company’s qualification as a REIT, thereafter;

m.	to not be or become, at any time prior to the expiration of three years after the date of the Agreement, an “investment company,” as such term is defined in the Investment Company Act;

n.	beginning on the date hereof and ending on, and including, the date that is 180 days after the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of UBS, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the Shares as contemplated by this Agreement, (B) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus, (C) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to Stock Plans described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus, (D) the issuances of Common Stock to the Company’s officers, independent directors and personnel under the Company’s 2012 equity incentive plan as described in the Prospectus, (E) the filing of a registration statement on Form S-8 relating to the Company’s 2012 equity incentive plan, (F) the issuance of Common Stock to Provident and members of Provident’s senior management team in the Concurrent Private Placement and (G) the filing of and issuances of Common Stock pursuant to a registration statement relating to a dividend reinvestment plan of the Company; provided, however, that if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section 5(n) shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs;

o.	prior to the time of purchase or any additional time of purchase, as the case may be, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any Subsidiary, or the offering of the Shares, without your prior consent;

p.	not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus;

q.	in violation of the Act and the Exchange Act, not to, and to cause the Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

r.	to use its best efforts to cause the Common Stock, including the Shares, to be listed on the NYSE and to maintain such listing, including the Shares, on the NYSE; and

s.	to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.
     6. Certain Covenants of the Manager. The Manager hereby agrees that, during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, it shall notify you and the Company of the occurrence of any material events respecting its activities, affairs or condition, financial or otherwise, and the Manager will forthwith supply such information to the Company as shall be necessary in the opinion of counsel to the Company and the Underwriters for the Company to prepare any necessary amendment or supplement to the Prospectus so that, as so amended or supplemented, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading.
     7. Reimbursement of the Underwriters’ Expenses. If, after the execution and delivery of this Agreement, the Shares are not delivered for any reason other than the termination of this Agreement pursuant to Section 9(2) hereof, the fifth paragraph of Section 10 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 5(j) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.
     8. Conditions of the Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company and the Manager on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by each of the Company and the

Manager of their respective obligations hereunder and to the following additional conditions precedent:
a.	The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of (i) Clifford Chance US LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, in the form set forth in Exhibit B-1 hereto, (ii) Clifford Chance US LLP, counsel for the Company with respect to tax matters, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, in the form set forth in Exhibit B-2 hereto, and (iii) Venable LLP, counsel for the Company for matters related to Maryland law, dated the time of purchase or the additional time of purchase, the form of which is attached as Exhibit B-3 hereto, in each case, in form and substance, reasonably satisfactory to you.

b.	You shall have received from Ernst & Young LLP letters dated, respectively, the date of this Agreement, the date of the Prospectus, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each Underwriter) in the forms satisfactory to you, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any.

c.	You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to you.

d.	No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have objected in writing.

e.	The Registration Statement, the Exchange Act Registration Statement and any registration statement required to be filed, prior to the sale of the Shares, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act or the Exchange Act, as the case may be. If Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).

f.	Prior to and at the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Preliminary Prospectuses or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

g.	You shall have received each of the signed Lock-Up Agreements referred to in Section 3(x) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.

h.	On or before the Closing Date, the Company and the Manager shall have executed and delivered the Management Agreement and the Management Agreement shall be in full force and effect.

i.	On or before the Closing Date, the Company and Provident shall have executed and delivered the Strategic Alliance Agreement and the Strategic Alliance Agreement shall be in full force and effect.

j.	On or before the Closing Date, the Concurrent Private Placement shall have been consummated, and the Private Placement Purchase Agreements shall have been executed and delivered.

k.	The Shares shall have been approved for listing on the NYSE, subject only to notice of issuance and evidence of satisfactory distribution at or prior to the time of purchase or the additional time of purchase, as the case may be.

l.	FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

m.	The Manager shall have paid to UBS for the account of the Underwriters the Firm Share Manager Payment as set forth in Section 2 hereof, and, in connection with any purchase of Optional Shares, the applicable Optional Share Manager Payment.

     9. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.
          The obligations of the several Underwriters hereunder shall be subject to termination in your absolute discretion, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, the effect of which change or development is, in your sole judgment, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE, NYSE Amex Equities or the NASDAQ; (B) a suspension or material limitation in trading in the Company’s securities on the NYSE; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in your sole judgment, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any.
          If you elect to terminate this Agreement as provided in this Section 9, the Company and each other Underwriter shall be notified promptly in writing.
          If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Transaction Entities shall be unable to comply with any of the terms of this Agreement, the Transaction Entities shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5.j, 7 and 11 hereof), and the Underwriters shall be under no obligation or liability to the Transaction Entities under this Agreement (except to the extent provided in Section 11 hereof) or to one another hereunder.
     10. Increase in Underwriters’ Commitments. Subject to Sections 8 and 9 hereof, if any Underwriter shall default in its obligation to take up and pay for the Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 8 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 9 hereof) and if the number of Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Shares, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Shares set forth opposite the names of such non-defaulting Underwriters in Schedule A.
          Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder unless all of the Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).
          If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.
          The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 10 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.
          If the aggregate number of Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     11. Indemnity and Contribution.
a.	The Company and the Manager, jointly and severally, agree to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers and members, any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of such Underwriter, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 11 being deemed to include any Preliminary Prospectus, any information included in the items reflected on Schedule B hereto and the information set forth on Schedule C hereto, the Prospectus and any amendments or supplements to the foregoing), in any Covered Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company, or in any Prospectus together with any combination of one or more of the Covered Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or any Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading; provided, however, that in the case of the Manager the foregoing indemnity agreement shall only apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission based upon and in conformity with written information furnished to the Company by the Manager expressly for use in the Registration Statement, the Preliminary Prospectus, the Prospectus or any other written information used by or on behalf of the Company in connection with the offer and sale of the Shares (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Manager are the statements set forth on Schedule D hereto.

b.	Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

c.	If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection a or b, respectively, of this Section 11, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that, except as provided in the second paragraph of Section 11.a, such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 11.c, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

d.	If the indemnification provided for in this Section 11 is unavailable to an indemnified party under subsections a and b of this Section 11 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Manager on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i)

above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Manager on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Manager on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company and the Manager on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company and the Manager or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

e.	The Company and the Manager and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection d above. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and not joint.

f.	The indemnity and contribution agreements contained in this Section 11 and the covenants, warranties and representations of the Company and the Manager contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors, officers or members or any person (including each partner, officer, director or member of such person) who controls any Underwriter within the meaning of

Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company and the Manager, their directors or officers or any person who controls the Company and the Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and the Manager and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company and the Manager, against any of their officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus.
     12. Information Furnished by the Underwriters. The statements set forth in the sixth, 15th and 16th paragraphs under the caption “Underwriting” in the Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 11 hereof.
     13. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Syndicate / Michael Ryan; Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010-3629, Attention: LCD-IBD; and Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, NY 10005, Attention: ECM Syndicate Desk; with a copy to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, NY 10004, Attention: Paul D. Tropp, Esq.; and if to the Company or the Transaction Entities, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 1633 Bayshore Highway, Suite 155 Burlingame, California 94010, Attention: Mark Lefanowicz, Chief Financial Officer of the Company, with a copy to Clifford Chance US LLP, 31 West 52nd Street, New York, NY 10019, Attention: Jay L. Bernstein, Esq., Andrew S. Epstein, Esq. and Gary A. Brooks, Esq.
     14. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
     15. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Transaction Entities consent to the jurisdiction of such courts and personal service with respect thereto. The Transaction Entities hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Manager waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of the Company and the Manager agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and the Manager, as the case may be, and may be enforced in any other courts to the jurisdiction of which the Company and the Manager, as the case may be, are or may be subject, by suit upon such judgment.
     16. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Transaction Entities and to the extent provided in Section 11 hereof the controlling persons, partners, directors, officers, members and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.
     17. No Fiduciary Relationship. The Transaction Entities hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities. The Transaction Entities further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Transaction Entities, their management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or has undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Transaction Entities, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Transaction Entities hereby confirm their understanding and agreement to that effect. The Transaction Entities and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Transaction Entities regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Transaction Entities. The Transaction Entities and the Underwriters agree that the Underwriters are acting as principal and not the agent or fiduciary of the Transaction Entities, and no Underwriter assumed, and none of them will assume, any advisory responsibility in favor of the Transaction Entities with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Transaction Entities on other matters). The Transaction Entities hereby waive and release, to the fullest extent permitted by law, any claims that the Transaction Entities may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Transaction Entities in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

     18. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.
     19. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Transaction Entities and their successors and assigns and any successor or assign of any substantial portion of the Transaction Entities and any of the Underwriters’ respective businesses and/or assets.
     20. Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.
          If the foregoing correctly sets forth the understanding among the Transaction Entities and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Transaction Entities and the Underwriters, severally.

Very truly yours,

Provident Mortgage Capital Associates, Inc.

By:

Name:
Title:

PMF Advisors, LLC

By:

Name:
Title:

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A
UBS Securities LLC
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.

By:	UBS Securities LLC

By:
Name:
Title:

By:
Name:
Title:

By:	Credit Suisse Securities (USA) LLC

By:
Name:
Title:

By:	Deutsche Bank Securities Inc.

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE A

Number of
Underwriter	Firm Shares
UBS Securities LLC	[____]
Credit Suisse Securities (USA) LLC	[____]
Deutsche Bank Securities Inc.	[____]
Jefferies & Company, Inc.	[____]
Guggenheim Securities, LLC	[____]
JMP Securities LLC	[____]

Total	[____]

SCHEDULE B
[None.]

SCHEDULE C
Information

Number of Firm Shares		[ ]
Initial public offering price per share	$	[ ]

SCHEDULE D
The statements in the Registration Statement, the Preliminary Prospectus and the Prospectus set forth under:

•	“Prospectus Summary — Our Manager and Provident”

•	The first three sentences of “Prospectus Summary — Our Competitive Advantages — Access to Provident’s leading mortgage loan origination and servicing platform with an established track record”

•	Other than the last sentence thereof, “Prospectus Summary — Our Competitive Advantages — Access to Provident’s operational platform and infrastructure”

•	The first and second sentences of “Prospectus Summary — Our Competitive Advantages — Visibility to Provident’s mortgage loan pipeline, servicing portfolio and loan-level data”

•	The first and second sentences of “Prospectus Summary — Our Competitive Advantages — Strategic relationships and access to deal flow and financing”

•	Other than the last sentence thereof, “Prospectus Summary — Our Competitive Advantages — Significant Experience of our Manager in the residential mortgage business”

•	“Business — Our Manager and Provident”

•	The first three sentences of “Business — Our Competitive Advantages — Access to Provident’s leading mortgage loan origination and servicing platform with an established track record”

•	“Business — Our Competitive Advantages — Access to Provident’s operational platform and infrastructure”

•	The first and second sentences of “Business — Our Competitive Advantages — Visibility to Provident’s mortgage loan pipeline, servicing portfolio and loan-level data”

•	The first and second sentences of “Business — Our Competitive Advantages — Strategic relationships and access to deal flow and financing”

•	Other than the last sentence thereof, “Business — Our Competitive Advantages — Significant Experience of our Manager in the residential mortgage business”

•	“Business — Acquisition Process — Residential Mortgage Loans”

•	“Our Manager and our management agreement — Executive Officers and Key Personnel of Our Manager”

•	“Our Manager and our management agreement — Biographical Information “

•	“Our Manager and our management agreement — Investment Committee”

EXHIBIT A
Lock-Up Agreement

A-1

EXHIBIT A-1
LIST OF PARTIES TO EXECUTE LOCK-UP AGREEMENTS

EXHIBIT B-1
OPINION OF CLIFFORD CHANCE US LLP

EXHIBIT B-2
OPINION OF CLIFFORD CHANCE US LLP

EXHIBIT B-3
OPINION OF VENABLE LLP